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                                   EXHIBIT 21

                          SUBSIDIARY OF THE REGISTRANT


         The following table sets forth the subsidiary of First McMinnville Corporation at December 31, 1998. Such subsidiary is wholly owned by the Company and it is included in the Company's consolidated financial statements:


                                                      Jurisdiction                       Percentage of
                                                           of                          Voting Securities
             Subsidiary                               Incorporation                          Owned
             ----------                               -------------                    -----------------


The First National Bank of McMinnville                   Federal                               100%